Exhibit 10.15

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is made as of October 3, 2020, by and between Live Oak Acquisition Corp., a Delaware corporation (“Live Oak”), and Stephen Croskrey, an individual (the “Restricted Party”). Live Oak and the Restricted Party are each sometimes referred to in this Agreement as a “Party,” and collectively as the “Parties.” Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Live Oak, Green Merger Corp., a Georgia corporation and a wholly-owned Subsidiary of Live Oak (“Merger Sub”), Meredian Holdings Group, Inc. (d/b/a Danimer Scientific), a Georgia corporation (the “Company”), Live Oak Sponsor Partners, LLC, a Delaware limited liability company, as representative of Live Oak, and John A. Dowdy, Jr., as representative of the shareholders of the Company (the “Shareholder Representative”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly-owned Subsidiary of Live Oak;

WHEREAS, the Restricted Party is a shareholder of the Company;

WHEREAS, the Restricted Party will receive a material economic benefit from the consummation of the transactions contemplated by the Merger Agreement;

WHEREAS, the Restricted Party has obtained extensive and valuable knowledge, trade and other confidential information of the Business; and

WHEREAS, as an inducement to and in consideration of Live Oak’s willingness to enter into the Merger Agreement, and having reviewed the Merger Agreement and the terms of the proposed Merger, the Restricted Party has agreed to enter into this Agreement effective upon the consummation thereof.

NOW, THEREFORE, in consideration of the amounts to be paid by Live Oak to the Restricted Party under and pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Section 1. Covenant Not to Compete or Solicit.

(a) The Restricted Party hereby acknowledges and recognizes the highly competitive nature of the business in which the parties engage. The Restricted Party covenants and agrees that, during the period beginning on the Closing Date and ending on the third (3rd) anniversary of the date hereof (the “Restricted Period”), the Restricted Party shall not directly or indirectly:

(i) own, manage, operate, control, have any interest in, financial or otherwise, participate in, consult or perform services for, render services in any form to any Person in, or otherwise carry on, whether as principal, agent, independent contractor, consultant, partner, manager, member, executive, employee, representative or licensor or otherwise, any business that is competitive with the Business in any geographic area throughout the world in which the Company and any of its Subsidiaries has conducted any aspects of the Business during the 12-month period prior to the date hereof (a “Competing Business”) (it being acknowledged by the Restricted Party that the Business has been conducted or is proposed to be conducted throughout such geographic areas and such geographic restriction is reasonable and necessary to protect the value and goodwill of the Business). “Business” means the business of researching, developing, manufacturing, marketing, distributing and selling biodegradable bio-plastic replacements for traditional petroleum-based plastics;

(ii) (A) solicit, attempt to solicit, assist in soliciting, directly or indirectly, individually (other than on behalf of Live Oak and its Subsidiaries) or on behalf of a Competing Business, any customer, vendor, supplier, licensor, licensee, or other business relation of Live Oak and its Subsidiaries, or induce or encourage, or attempt to induce or encourage, any customer, vendor, supplier, licensor, licensee, or other business relation of the Live Oak and its Subsidiaries, in each such case to cease doing business with Live Oak and its Subsidiaries or (B) in any way interfere with the relationship between Live Oak and its Subsidiaries and any current customer, vendor, supplier, licensor, licensee, or other business relation of Live Oak and any of its Subsidiaries; or

(iii) (A) solicit or recruit, or attempt to solicit or recruit, any officer, employee, representative, or agent of Live Oak or any of its Subsidiaries who has been hired or engaged by Live Oak or any of its Subsidiaries (including the Company and its Subsidiaries) to leave the employ of Live Oak or any of its Subsidiaries or (B) hire any such individual.

(b) Notwithstanding the foregoing, (i) nothing in Section 1(a)(i) shall prohibit the Restricted Party from being a passive owner of less than five percent (5%) of the outstanding Equity Interests of any Person that is publicly traded, so long as the Restricted Party has no active participation in the business of such Person and (ii) nothing in Section 1(a)(iii) shall prohibit the Restricted Party from (A) making general employment solicitations, not specifically directed at employees of Live Oak or any of its Subsidiaries, and hiring any individuals who respond to such solicitations, or (B) soliciting, recruiting, or hiring any individual who has not been employed by the Business for at least six (6) months, so long as the Restricted Party did not have any contact with such individual in violation of Section 1(a)(iii) prior to the end of such individual’s employment with Live Oak or any of its Subsidiaries.

Section 2. Confidentiality Obligation. Following the Closing, the Restricted Party shall, and shall cause its Affiliates to, keep confidential, not use and not disclose to any Person any confidential or proprietary information relating to the Company and the Business conducted by Live Oak and its Subsidiaries (“Confidential Information”), except to the extent such Confidential Information is required to be disclosed by applicable Law, in which case the Restricted Party shall (i) to the extent permitted by applicable Law, provide Live Oak with prompt written notice of such requirement so that Live Oak may seek, at its sole cost and expense, an appropriate protective order or other remedy or waive compliance, in whole or in part, with this Section 2, (ii) cooperate with Live Oak, at Live Oak’s sole cost and expense, to obtain such protective order or other remedy, (iii) disclose only the portion of that information the Restricted Party is advised by its counsel is legally required to be disclosed, and (iv) use its commercially reasonable efforts to preserve the confidentiality of all information so disclosed.

Section 3. Termination. This Agreement will automatically terminate if the Merger Agreement is terminated for any reason in accordance with its terms; provided, however, that (a) this Section 3, Section 7, and Section 10 will survive such termination and (b) no such termination shall relieve Shareholder from Liability for any fraud, intentional misrepresentation, or intentional or willful breach of this Agreement by the Restricted Party prior to such termination.

Section 4. Reasonableness of Covenants. The Restricted Party acknowledges that he or she is sophisticated in business and that the restrictions and remedies set forth in this Agreement do not create an undue hardship and will not prevent him or her from earning a livelihood. The Restricted Party acknowledges that the covenants set forth herein are necessary for the reasonable, proper, and necessary protection of Live Oak and its Affiliates (including the Company and its Subsidiaries) and their legitimate business interests. Such legitimate business interests include (but are not limited to) trade secrets, valuable confidential business information that may not qualify as trade secrets, substantial relationships with numerous existing and prospective vendors, suppliers or customers, and goodwill associated with the trade names of the Business and their specific marketing areas. The Restricted Party acknowledges and agrees that each and every one of the covenants set forth herein is reasonable in respect to scope, subject matter, length of time and geographic area and are intended to be enforceable to the maximum extent permitted by applicable Law. Before providing services, whether as a director, manager, employee, consultant, independent contractor or otherwise, to any Person during the Restricted Period, the Restricted Party shall be required to disclose the existence of this Agreement to such Person, and if requested by such Person, Live Oak and its Affiliates (including the Company and its Subsidiaries) shall be permitted to share a complete copy of this Agreement with such Person or any other Person to which the Restricted Party performs services. Each of the covenants set forth herein has a unique, substantial and immeasurable value to Live Oak and its Affiliates (including the Company and its Subsidiaries). The Restricted Party acknowledges that Live Oak, in executing the Merger Agreement and the Related Agreements, placed significant reliance on the Restricted Party’s compliance with the covenants in this Agreement. In the event of any litigation relating to this Agreement, the prevailing Party as determined by a court of competent jurisdiction in a final non-appealable order shall be entitled to seek reimbursement from the non-prevailing Party for its reasonable, documented and out-of-pocket costs and expenses, including reasonable legal fees, incurred in connection with such litigation, including any appeal therefrom.

Section 5. Reformation. If a court of competent jurisdiction determines that any covenant in this Agreement is excessive in duration or scope or is unreasonable or unenforceable under applicable Law, it is the intention of the parties hereto that such covenant may be modified or amended by such court to render it enforceable to the maximum extent permitted by applicable Law. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable Law, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or the enforceability of this Agreement.

Section 6. Tolling. In the event of any final determination by a court of competent jurisdiction of any breach of the provisions of this Agreement by the Restricted Party, the Restricted Period shall be extended by a period of time equal to the period of such breach, it being the intention of the parties hereto that the running of the Restricted Period shall be tolled and suspended for the duration of such breach and shall automatically recommence when such breach if remedied so that Live Oak shall receive the full benefit of the compliance by the Restricted Party with the provisions of this Agreement; provided, however, that this Section 6 shall not apply to any period for which Live Oak is awarded and receives actual monetary damages for breach by the Restricted Party of any breach of the provisions of this Agreement with respect to which this Section 6 applies.

Section 7. Remedies; Equitable Relief. The Restricted Party agrees that this Agreement shall be enforced independently of any obligations between Live Oak and the Company under the Merger Agreement and the Related Agreements, and that the existence of any claim or defense under such other agreements shall not affect the enforceability of the provisions of this Agreement or the remedies provided herein. The Restricted Party acknowledges that (a) money damages may be an insufficient or inadequate remedy for any actual or threatened breach of this Agreement by it, (b) any such breach may cause Live Oak irreparable harm, and (c) in addition to any other remedies available at law or in equity, Live Oak will be entitled to seek equitable relief by way of injunction, specific performance, or otherwise, without showing of actual damages or posting any bond or other undertaking, for any actual or threatened breach of this Agreement by the Restricted Party, and the exercise of one right or remedy shall not be deemed a waiver of any other right or remedy. The exercise of any right or remedy will be without prejudice to the right to exercise any other right or remedy provided in this Agreement, by law or in equity.

Section 8. Representations and Warranties. Each Party represents and warrants to the other Party that: (a) it, he or she has all necessary right, title and authority to enter into this Agreement and the transactions contemplated hereby; (b) this Agreement constitutes valid and binding obligations of such Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies; and (c) the execution and delivery by such Party of this Agreement and the performance of and compliance with the terms hereof by such Party does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon such Party’s assets pursuant to, (iv) give any third party the right to modify, terminate, or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body or any Law that such Party is subject to, or pursuant to any material agreement, instrument, order, judgment or decree to which such Party or any of its Affiliates is subject.

Section 9. Acknowledgment of Voluntary Agreement. The Restricted Party has entered into this Agreement freely and without coercion. The Restricted Party has been advised by Live Oak to consult with counsel of the Restricted Party’s choice with regard to the execution of this Agreement and the Restricted Party’s covenants hereunder. The Restricted Party has had an adequate opportunity to consult with counsel and such other legal, financial, technical or other experts as the Restricted Party deems necessary or desirable and either so consulted or freely determined in the Restricted Party’s own discretion not to so consult with such counsel or other experts. The Restricted Party understands that Live Oak and its Affiliates have been advised by counsel, and the Restricted Party has read this Agreement and fully and completely understands this Agreement and each of the Restricted Party’s representations, warranties, covenants and other agreements hereunder. This Agreement shall be interpreted and construed as having been drafted jointly by the Restricted Party and Live Oak and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any or all of the provisions of this Agreement.

Section 10. Miscellaneous.

(a) Amendments. The Parties may amend, modify, or supplement this Agreement only by a written agreement signed between the parties.

(b) Notices. Any notice, request, instruction, or other communication to be given under this Agreement by a Party shall be in writing and shall be deemed to have been given to the other Party (i) when delivered, if delivered in person or by overnight delivery service (charges prepaid), (ii) when sent, if sent via email, provided, however, that no undeliverable message is received by the sender, or (iii) when received, if sent by registered or certified mail, return receipt requested, in each case to the address, facsimile number, or email address of such Party set forth below and marked to the attention of the designated individual:

If to Live Oak, to:

Live Oak Acquisition Corp.
774A Walker Road
Great Falls, Virginia 22066

Attention: Rick Hendrix; Gary Wunderlich

Email: rhendrix@liveoakmp.com; gwunderlich@liveoakmp.com

with a copy, (which will not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best
Email: ebest@mayerbrown.com

and

Kane Kessler, P.C.

666 Third Avenue
New York, New York 10017
Attention: Robert L. Lawrence
Email: rlawrence@kanekessler.com

If to the Restricted Party, to the address set forth on the signature page hereto, with a copy (which will not constitute notice) to:

Stephen Croskrey

[redacted]

or to such other individual or address, facsimile number, or email address as a Party may designate for itself by notice given in accordance with this Section 10(b).

(c) Waivers. No failure or delay by Live Oak in enforcing any of its rights under this Agreement will be deemed to be a waiver of such rights. No single or partial exercise of Live Oak’s rights will be deemed to preclude any other or further exercise of Live Oak’s rights under this Agreement. No waiver of any of Live Oak’s rights under this Agreement will be effective unless it is in writing and signed by Live Oak.

(d) Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the exclusive benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns and nothing herein, express or implied, is intended to, nor shall it, confer on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Restricted Party acknowledges and agrees that (i) this Agreement is and shall be binding against it, him or her from and after such execution, and (ii) the Restricted Party’s agreements and liabilities and obligations hereunder are those of the Restricted Party and for the benefit of Live Oak and its Affiliates (including the Company and its Subsidiaries). Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Party; provided that Live Oak may assign this Agreement in whole or in part to any of its Affiliates or to any Person that becomes a successor in interest (by purchase of assets or equity, or by merger or otherwise) to all or any portion of Live Oak or its assets. Each of Live Oak’s Affiliates (including the Company and its Subsidiaries) will have the right to enforce all of the Restricted Party’s covenants under this Agreement as if a party hereto and shall be express third party beneficiaries hereof.

(e) Further Assurances. From time to time, as and when reasonably requested by Live Oak, the Restricted Party shall execute and deliver all such documents and instruments, and shall take all such further or other actions, as shall be reasonably necessary or appropriate to carry out the intent of this Agreement.

(f) Severability. If any provision of this Agreement is declared invalid, illegal, or unenforceable, (i) all other provisions of this Agreement will remain in full force and effect and (ii) the Parties shall negotiate in good faith to amend or modify this Agreement to replace such invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision giving effect to the Parties’ intent to the maximum extent permitted by Law.

(g) Governing Law. This Agreement, and all claims or causes of action that are based on, arise out of, or relate to this Agreement, will be governed by and construed in accordance with the Laws of the State of New York without regard to its conflicts of Law rules and any other Law that would cause the application of the Laws (including the statute of limitations) of any jurisdiction other than the State of New York.

(h) Jurisdiction, Service, and Venue. Each Party agrees: (i) to submit to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) (such courts, including appellate courts therefrom, the “Specified Courts”) for any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement; (ii) to commence any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement only in the Specified Courts; (iii) that service of any process, summons, notice or document by United States registered mail to such Party’s address set forth in Section 10(b) will be effective service of process for any Proceeding brought against such Party in any of the Specified Courts; (iv) to waive any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in the Specified Courts; and (v) to waive and not to plead or claim that any such Proceeding brought in any of the Specified Courts has been brought in an inconvenient forum.

(i) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10(i).

(j) Counterparts; Delivery by Electronic Transmission. This Agreement may be signed in any number of counterparts, each of which is an original and all of which taken together shall constitute one and the same instrument. The delivery of an electronic signature by means of .pdf, .tif, .gif, .jpeg or similar attachment to e-mail, as well as electronic signatures complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable Law (e.g., www.docusign.com), to, or a copy/scan of a manual signature on a counterpart to, this Agreement by facsimile, email or other electronic transmission shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. No party hereto or to any such contract shall raise the use of electronic transmission by means of .pdf, .tif, .gif, .jpeg or similar attachment to e-mail to deliver a signature or the fact that any signature or contract was transmitted or communicated by .pdf, .tif, .gif, .jpeg or similar attachment to e-mail as a defense to the formation of a contract, and each such party forever waives any such defense.

(k) Definitional Provisions and Interpretation. The captions used in this Agreement are for convenience of reference only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine, or neuter gender or the singular or plural form of words in this Agreement shall not limit any provision of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and the parties intend that no rule of strict construction will be applied against any Person. The use of the word “including” or “include” in this Agreement shall be by way of example rather than by limitation and will in all cases mean “including, without limitation” or “include, without limitation,” respectively. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. Underlined references to Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto,” and words of similar import shall refer to this Agreement as a whole and not to any particular Section, paragraph, or clause of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LIVE OAK ACQUISITION CORP.

By:	/s/ Richard J. Hendrix
Name:	Richard J. Hendrix
Title:	Chief Executive Officer

[Signature Page to Non-Competition and Non-Solicitation Agreement]

RESTRICTED PARTY:

/s/ Stephen Croskrey
Name: Stephen Croskrey

Address for Notice: [redacted]
Telephone No.: [redacted]
Facsimile No.: None
Email Address: [redacted]

[Signature Page to Non-Competition and Non-Solicitation Agreement]